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                                                                    Exhibit 10.1


                        AMENDMENT AND AGREEMENT REGARDING
                            ASSET PURCHASE AGREEMENT

This Amendment and Agreement Regarding Asset Purchase Agreement ("Amendment") is entered into as of May 1, 2006 by and among FISHER RADIO REGIONAL GROUP, INC., a Washington corporation ("Buyer"), EQUITY BROADCASTING CORPORATION, an Arkansas corporation ("Equity"), LA GRANDE BROADCASTING, INC., an Arkansas corporation ("La Grande"), EBC BOISE, INC., an Arkansas corporation ("EBC Boise") and EBC POCATELLO, INC., a Nevada corporation ("EBC Pocatello" and together with La Grande and EBC Boise, the "Sellers" and/or "Equity Entities").

                                    RECITALS

     A. Buyer, Sellers and, for the limited purpose set forth therein, Equity, are parties to an Asset Purchase Agreement, dated December 7, 2005 (the "Agreement"), pursuant to which the Sellers will sell, transfer and assign to Buyer, and Buyer will purchase and assume from the Sellers, the Purchased Assets and Assumed Liabilities. Capitalized terms not defined in this Amendment have the meanings assigned to such terms in the Agreement.

     B. The parties hereto ("Parties") have determined to amend the Agreement so that the Idaho Closing (pursuant to which the Idaho Stations (i.e., KUNS LP, KUNP, LP and the Construction Permit Stations ) will be sold and transferred to Buyer) is not conditioned upon the Oregon Closing and the Oregon Closing may be deferred.

     C. In connection with the deferral of the Oregon Closing, Fisher Broadcasting - Portland TV, L.L.C. ("KATU"), La Grande and WatchTV are negotiating a Joint Sales Agreement (the "Portland JSA"), under which KATU would serve as the exclusive sales representative of La Grande and WatchTV with respect to advertising time on certain television stations, including the Oregon Stations.

NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. Idaho Closing. Notwithstanding Section 2.4 or any other provision in the Agreement to the contrary, including those in Articles 7 and 8 of the Agreement, (i) the Idaho Closing shall occur on or as soon as practicable after the date hereof, but in no event later than May 15, 2006, (ii) the failure of the Oregon Closing to occur will have no effect on the Idaho Closing, and (iii) the Idaho Closing shall not be unwound or otherwise rescinded as a result of such failure. In connection with the Idaho Closing, the parties agree and confirm, and the Agreement is hereby amended, to reflect the following:

     a. At the Idaho Closing, the Equity Entities and Buyer shall jointly instruct the Deposit Escrow Agent to deliver the Deposit to Seller pursuant to Section 2.5(a) of the Agreement, and such delivery shall serve as payment in full of the Purchase Price for the Idaho Closing.

     b. The provisions of Section 2.7 (Payment of Purchase Price) of the Agreement are hereby amended in their entirety so that, notwithstanding anything to the contrary therein, (i) the Indemnity Deposit will not be delivered at the first Closing to occur, (ii) the Indemnity Deposit will instead be delivered at the Oregon Closing to the Indemnity Escrow Account that will be administered by the Indemnity Escrow Agent in accordance with the Indemnity Escrow Agreement, (iii) $500,000 of the Purchase Price for the Oregon

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          Closing will be paid to La Grande pursuant to the Portland JSA as a nonrefundable prepayment of the fees due to La Grande thereunder (the "JSA Deposit") and at Closing, any excess amount of the JSA Deposit will be applied towards the Purchase Price at the Oregon Closing, (iv) upon execution of this Amendment, $3,500,000 of the Purchase Price will be paid as a nonrefundable (except as otherwise provided in Section 2 of this Amendment) consideration for the extension of the Oregon Closing ("Extension Consideration") via a wire transfer to an account designated by La Grande, and (v) at the Oregon Closing, Buyer shall pay the Purchase Price for the Oregon Closing, minus the Indemnity Deposit, any excess amount of the JSA Deposit and the Extension Consideration, by wire transfer to an account designated by the Equity Entities.

     c. For purposes of the Idaho Closing, the FCC Consent closing condition in Sections 7.3 and 8.3 of the Agreement shall be satisfied if such FCC Consent has been granted with respect to the Idaho Stations, regardless of whether such consent has been granted with respect to the Oregon Stations.

     d. References in Section 9.6 of the Agreement to the "Closing Date" following which the Indemnity Deposit will be released, are references to the date on which the Oregon Closing occurs and not the date on which the Idaho Closing occurs.

2. Oregon Closing. Notwithstanding Section 2.4 or Section 10.1(viii) or any other provision in the Agreement to the contrary, if all conditions to set forth in Articles 7 and 8 with respect to the Oregon Closing are satisfied, Buyer may nonetheless defer the Oregon Closing until September 30, 2006. If the Oregon Closing does not occur on or prior to September 30, 2006, then the Equity Entities or Buyer may terminate the Agreement by written notice to each other; provided, further, however, that the right to terminate the Agreement in accordance herewith shall not be available (i) to any Party whose failure to fulfill any obligation under the Agreement, as amended hereby, shall have been the cause of, or resulted in, the failure of the Oregon Closing to occur prior to such date, or (ii) to the Equity Entities in the event that Buyer has exercised its rights to delay the Closing pursuant to Section 11.12 of the Agreement. Notwithstanding any other provisions set forth herein and in the Agreement to the contrary, if the Oregon Closing fails to occur on or before September 30, 2006, then the Extension Consideration shall remain the sole property of the Equity Entities; provided, however, that if such failure to close is solely and directly caused by the material breach by Sellers or Equity of any of their covenants, agreements, representations or warranties under the Agreement (as amended hereby), the Extension Consideration shall be returned to Buyer.

3. Transition Services by Equity. For ninety (90) days following the Idaho Closing, Equity will provide transitional assistance and services so as to enable the continued, uninterrupted broadcast of the Idaho Stations. Such assistance will include the following: (i) master control services (including equipment and personnel) at Equity's master control facility in Little Rock, Arkansas; (ii) uplink and satellite delivery; (iii) local advertising insertion at the master control facility for the Idaho Stations' network feeds; and (iv) a royalty-free OSI license and database link. Buyer will pay Equity a monthly fee of $6,500 for such services, which fee shall be paid in arrears within ten days following the end of the month in which services are rendered.

4. 1031 Exchange. If Buyer elects the 1031 Exchange pursuant to Section 6.8 of the Agreement, Buyer may assign the Agreement to any Person to the same extent that Buyer could assign the Agreement under Section 6.8 thereof to a Qualified Intermediary or an Exchange Accommodation Titleholder. Equity and the Sellers will execute any necessary consents or other approvals that may be reasonably requested by any such assignee.

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5.   KPOU-LP Buildout. The Parties agree that pursuant to Buyer's request, a modification application was filed to move KPOU-LP to the KATU tower site in Portland, Oregon, BMPTTL-20060120ACF ("KPOU-LP Modification Application"). Buyer agrees to be responsible for the construction of the facilities specified in the KPOU-LP Modification Application at its sole expense, and such construction shall be complete no later than August 20, 2006. In the event the Oregon Closing has not occurred by August 20, 2006, Buyer agrees to assist Seller in filing and prosecuting the license application to cover the KPOU-LP Modification Application and to enter into a Lease Agreement with La Grande for use of the KATU tower site, pursuant to the terms and conditions set forth under Section 5.6 of the Agreement.

6. Portland JSA. The Parties will use commercially reasonable efforts to negotiate, execute and deliver the Portland JSA.

7. Reasonable Interpretation; No Other Changes. The Parties intend for the Agreement to be interpreted in light of this Amendment such that actions taken (or not taken) by the Parties in order to effect the Idaho Closing or the 1031 Exchange (and the deferral of the Oregon Closing) will not be deemed a breach or violation of the Agreement unless, in reasonably construing the provisions hereof and thereof, the context clearly indicates otherwise. Except as set forth in or expressly contemplated by this Amendment, the Agreement has not been modified and remains in full force and effect.

8.   Miscellaneous.


     a. This Amendment is governed by and shall be construed in accordance with the laws of the State of Oregon without reference to its choice of law rules.

     b. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

     c. If any Party initiates any litigation against the other Party involving this Amendment, the prevailing Party in such action shall be entitled to receive reimbursement from the other Party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing Party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

     d. All other terms and conditions set forth under the Agreement, unless otherwise specifically referenced herein, shall remain in effect and be given full consideration.

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     IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT AND
AGREEMENT REGARDING ASSET PURCHASE AGREEMENT to be executed as of the day and year first above written.

                                         FISHER RADIO REGIONAL GROUP, INC.



                                         By: /s/ Robert C. Bateman
                                             ----------------------------------
                                             Name: Robert C. Bateman
                                             Title: Vice President, Finance



                                         LA GRANDE BROADCASTING, INC.



                                         By: /s/ James Hearnsberger
                                             ----------------------------------
                                             Name: James Hearnsberger
                                             Title: Vice President



                                         EBC BOISE, INC.



                                         By: /s/ James Hearnsberger
                                             ----------------------------------
                                             Name: James Hearnsberger
                                             Title: Vice President



                                         EBC POCATELLO, INC.



                                         By: /s/ James Hearnsberger
                                             ----------------------------------
                                             Name: James Hearnsberger
                                             Title: Vice President



                                         EQUITY BROADCASTING CORPORATION



                                         By: /s/ James Hearnsberger
                                             ----------------------------------
                                             Name: James Hearnsberger
                                             Title: Executive Vice President


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